Exhibit 10.23

FIFTH AMENDMENT TO
KILROY REALTY
2006 INCENTIVE AWARD PLAN

THIS FIFTH AMENDMENT TO KILROY REALTY 2006 INCENTIVE AWARD PLAN (this “Fifth Amendment”), dated as of December 16, 2013 (the “Fifth Amendment Effective Date”), is made and adopted by Kilroy Realty Corporation, a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Kilroy Realty 2006 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended by the Committee at any time and from time to time with the approval of the Board of Directors of the Company; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be and hereby is amended as follows:

1.Section 12.5 of the Plan is hereby deleted and replaced in its entirety with the following:

“Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or one or more officers of the Company the authority to grant or amend Awards or to take other actions authorized pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Qualified Performance-Based Compensation, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee(s) appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.”

2.Effective as of the Fifth Amendment Effective Date, this Fifth Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.Except as set forth herein, the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Fifth Amendment was duly adopted by the Board of Directors of Kilroy Realty Corporation on December 16, 2013.

Executed on this 16th day of December, 2013.

By:     /s/ Tyler H. Rose
Name: Tyler H. Rose
Title:    Executive Vice President, Chief Financial
Officer, and Secretary

I hereby certify that the foregoing Fifth Amendment was duly adopted by the Board of Directors of Kilroy Realty Corporation on December 16, 2013.

Executed on this 16th day of December, 2013.

By:     /s/ Joseph E. Magri
Name: Joseph E. Magri
Title:    Vice President, Corporate Counsel,
and Assistant Secretary

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